SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              _______________



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                              April 24, 1996
                 ___________________________________________
               Date of Report (Date of earliest event reported)


                            COMCAST CORPORATION
                 ___________________________________________
            (Exact name of registrant as specified in its charter)


       PENNSYLVANIA                  0-6983                   23-1709202
____________________________  _______________________   _____________________
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
     of organization)                                   Identification Number)


             1500 Market Street
              Philadelphia, PA                    19102-2148
    _______________________________________       _________
    (Address of principal executive offices)      (zip code)


                                (215) 665-1700
             ___________________________________________________
             (Registrant's telephone number, including area code)



Item 5.        Other Events

               In March 1996, Comcast Corporation (the "Company") entered into definitive agreements through which it will ultimately acquire (the "Acquisition") a 66% interest in Philadelphia Flyers Limited Partnership, a Pennsylvania limited partnership ("PFLP"), the assets of which, upon consummation of the Acquisition will consist of (i) the National Basketball Association ("NBA") franchise to own and operate the Philadelphia 76ers basketball team, and related assets (the "Sixers"), (ii) the National Hockey League ("NHL") franchise to own and operate the Philadelphia Flyers hockey team, and related assets, which PFLP currently owns (the "Flyers") and (iii) leasehold interests in and development rights related to the land underlying the CoreStates Spectrum and the CoreStates Center, which are two adjacent arenas located in Philadelphia, Pennsylvania, and other adjacent parcels of land (collectively, the "Arenas"). The remaining 34% of PFLP will be owned by a group (the "Minority Group") represented by Mr. Edward M. Snider ("Snider"), the current majority owner of PFLP and the Arenas. A company owned by Snider will manage PFLP after the consummation of the Acquisition.

               On April 24, 1996, the Company completed the first step of the Acquisition by purchasing the Sixers from Mr. Harold Katz for $125 million in cash plus assumed net liabilities of approximately $11 million through a partnership controlled by the Company. Mr. Pat Croce owns an indirect minority interest in the partnership that purchased the Sixers.

               To complete the Acquisition, the Company will contribute its interest in the Sixers and exchange $15 million in cash plus approximately 5.2 million shares of the Company's Class A Special Common Stock (the "Common Stock"), or, at the option of certain members of the Minority Group, 5% convertible preferred stock of the Company (the "Preferred Stock") convertible into approximately 4.2 million shares of Common Stock, or an equivalent combination of Common Stock and Preferred Stock, for a 66% interest in PFLP. At the same time, Snider will cause all of the Minority Group's interests in the Arenas to be contributed to PFLP for a 34% interest in PFLP. In connection with the Acquisition, PFLP will assume the outstanding liabilities relating to the Sixers and the Arenas, including a mortgage obligation of approximately $155 million. The closing of the Acquisition is expected to occur during the second or third quarter of 1996, and is subject to certain approvals, including approvals of the NBA and NHL, and other conditions.

               The Company used existing cash to purchase its interest in the Sixers and plans to use existing cash to fund the cash portion of its
investment in PFLP.   The Company anticipates that it will account for its
interest in PFLP under the equity method.





                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMCAST CORPORATION

Date:  May 9, 1996                     By  /s/ LAWRENCE S. SMITH
                                           ______________________________
                                             Lawrence S. Smith
                                             Executive Vice President
                                             (Chief Accounting Officer)